Exhibit 10.69

OMNIBUS STOCK OPTION AMENDMENT AGREEMENT

This OMNIBUS STOCK OPTION AMENDMENT AGREEMENT (this “Agreement”) is entered into as of August 31, 2007 (the “Effective Date”) by and among ARTISTdirect, Inc., a Delaware corporation (the “Company”), and Robert N. Weingarten, an individual (“Weingarten”).

RECITALS

A.                                   On March 29, 2004, the Company granted Weingarten non-statutory options to acquire one hundred twenty thousand (120,000) shares of the Company’s common stock par value One Cent ($0.01) per share at an exercise price of Fifty Cents ($0.50) per share (the “2004 Options”) pursuant to that certain Notice of Grant of Stock Option, dated March 29, 2004, by and between the Company and Weingarten (the “2004 Option Grant”), and all such options are fully vested.

B.                                     On August 5, 2005, the Company granted Weingarten non-statutory options to acquire two hundred seventy-five thousand (275,000) shares of the Company’s common stock par value One Cent ($0.01) per share at an exercise price of One Dollar and Fifty-Five Cents ($1.55) per share (the “Time-Vesting Options”) pursuant to that certain Notice of Grant of Stock Option, dated August 5, 2005, by and between the Company and Weingarten (the “2005 Option Grant”).

C.                                     Under the 2005 Option Grant, one-third (1/3) of the Time-Vesting Options vested on July 6, 2006 with the remainder vesting in equal quarterly installments until July 8, 2008.

D.                                    Under the 2005 Option Grant, the Company granted Weingarten non-statutory options to acquire two hundred seventy-five thousand (275,000) shares of the Company’s common stock par value One Cent ($0.01) per share at an exercise price of One Dollar and Fifty-Five Cents ($1.55) per share (the “Performance-Vesting Options”), which vest in full upon the satisfaction of certain performance-vesting criteria as described more fully in the 2005 Option Grant.

E.                                      Effective as of August 31, 2007, Weingarten will cease to serve as Chief Financial Officer of the Company and will resign from all positions held with the Company.

F.                                      Subject to the terms contained herein, Weingarten and the Company now wish to confirm and amend certain aspects of the 2004 Option Grant and the 2005 Option Grant as described herein.

AGREEMENT

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.                                       Confirmation of the 2004 Option Grant. The Company hereby confirms that the 2004 Options are fully vested as of the Effective Date and may be exercised immediately by Weingarten.

2.                                       Amendment of the 2004 Option Grant. The Company and Weingarten hereby amend the 2004 Option Grant as follows:

(a)                                  Weingarten shall be allowed to exercise the 2004 Options until the original expiration date of March 29, 2011 without regard to early termination thereof as described in Sections 5 and 6 of Exhibit A to the 2004 Option Grant.

(b)                                 Notwithstanding the foregoing, however, should Weingarten breach that certain Agreement for Consulting Services, dated as of the Effective Date, by and between the Company and Weingarten (the “Consulting Agreement”) which breach is not cured as provided in the Consulting Agreement or repudiate or revoke that certain Separation Agreement and Release, or any portion thereof, dated as of the Effective Date, by and between the Company and Weingarten (the “Separation Agreement”), his ability to exercise the 2004 Options shall cease immediately upon such event.

3.                                       Amendment of the 2005 Option Grant. The Company and Weingarten hereby amend the 2005 Option Grant as follows:

(a)                                  The vesting of the Time-Vesting Options shall be accelerated such that the Time-Vesting Options shall become fully vested and immediately exercisable as of August 31, 2007.

(b)                                 The vesting of the Performance-Vesting Options shall occur only upon the closing of a sale, merger or other “change of control” transaction pertaining to the Company, in one or more transactions, at or above a price of Three Dollars and Ten Cents ($3.10) per share (as adjusted for any stock split, stock dividend, recapitalization or similar event) occurring prior to August 31, 2008 (or such earlier date of termination if the Consulting Agreement is terminated by Weingarten under Article II thereof) upon which occurrence, the Performance-Vesting Options shall become fully vested and immediately exercisable.

(c)                                  Weingarten shall be allowed to exercise the Time-Vesting Options and the Performance-Vesting Options, if vested pursuant to Section 3(b) hereof, until the original expiration date of August 5, 2010 without regard to the early termination thereof as described in Sections 5 and 6 of Exhibit A to the 2005 Stock Option Grant.

(d)                                 Notwithstanding the foregoing, however, should Weingarten breach the Consulting Agreement which breach is not cured as provided in the Consulting Agreement or repudiate or revoke the Separation Agreement, or any portion thereof, all vesting of the Time-Vesting Options and Performance-Vesting Options shall cease immediately and his ability to exercise those options already vested shall cease immediately upon such event.

4.                                       Option Grants Still in Force. Except as expressly amended herein, the 2004 Option Grant and the 2005 Option Grant shall continue unmodified and in full force and effect.

5.                                       Tax Matters. The amendments made by this Agreement are intended to comply with the applicable requirements of Section 409A of the Internal Revenue Code of 1986, as amended and shall be construed and interpreted in accordance therewith.

6.                                       Miscellaneous.

(a)                                  Voluntary Agreement. Each party to this Agreement represents and warrants to each other party that it is represented by legal counsel of its choice, that it has consulted with counsel regarding this Agreement, that it is fully aware of the terms contained herein and that it has voluntarily and without coercion or duress of any kind entered into this Agreement.

(b)                                 Counterparts. This Agreement may be signed in multiple counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one and the same instrument. One or more counterparts of this Agreement may be delivered by facsimile, with the intention that they shall have the same effect as an original counterpart thereof and shall be binding on the person delivering the same.

(c)                                  Amendments. This Agreement may be amended after the Effective Date only by a written amendment, fully executed and delivered by the parties.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, each of the parties hereto has caused this Omnibus Stock Option Amendment Agreement to be duly executed and delivered by its duly authorized officer as of the Effective Date.

ARTISTDIRECT, INC.

By:
Name:
Title:

ROBERT N. WEINGARTEN

Robert N. Weingarten